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                                                                    Exhibit 10.4

                                 FIRST AMENDMENT TO
              AMENDED AND RESTATED EQUIPMENT LOAN AND SECURITY AGREEMENT

    This First Amendment to Amended and Restated Equipment Loan and Security Agreement, dated as of April 24, 1997 (the "First Amendment"), is among Econophone, Inc., a New York corporation ("Borrower"), its wholly owned Subsidiary American Telemedia, Ltd. and NTFC Capital Corporation, a Delaware corporation ("Lender").

    WHEREAS, Borrower and Lender have previously entered into an Equipment Loan and Security Agreement dated as of May 28, 1996 and amended and restated and joined in by American Telemedia, Ltd. as of March 27, 1997 (as amended and restated, the "Loan Agreement"), pursuant to which Lender has agreed to loan Borrower and American Telemedia, Ltd. up to Five Million and 00/100 Dollars ($5,000,000), subject to the terms and conditions stated in the Loan Agreement; and

    WHEREAS, Borrower has requested that Lender consent to the bridge loan to Borrower by Morgan Stanley Group, Inc. or its assigns of up to Fifteen Million Dollars ($15,000,000).

    NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

    1. Lender hereby consents to a waiver or an amendment to the certificate of incorporation of Borrower in the form attached hereto as EXHIBIT A permitting Borrower to incur the indebtedness evidenced by the Bridge Notes and pursuant to the Note Purchase Agreement and related documents to which it is or is to be a party, and to reduce the amount of "keyman" life insurance Borrower is required to maintain with respect to the death and long term incapacity of Mr. Alfred West to Ten Million Dollars ($10,000,000). Lender hereby waives the Default that has occurred and is continuing hereunder as a result of the failure of Borrower to deliver to Lender on or prior to March 31, 1997 the audited financial statements of Borrower and its Subsidiaries for the fiscal year ended December 31, 1996, provided however, that Borrower must deliver to Lender the audited financial statements of Borrower and its subsidiaries for the fiscal year ended December 31, 1996 on or before June 1, 1997.

    2. Article I: DEFINITIONS is amended by inserting the following definitions:

              "Asset Sale": the conveyance, sale, lease, sublease, transfer or other disposition (other than solely for security purposes) by any of Borrower and its Subsidiaries to any Person other than
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              Borrower or any of its wholly owned Subsidiaries of (a) any of the shares of capital stock of Borrower or any of its Subsidiaries, (b) all or substantially all of the property and assets of any division or line of business of Borrower or any of its Subsidiaries or (c) any other property or assets (whether tangible or intangible) of Borrower or any of its Subsidiaries.

              "Bridge Lender": individually and collectively, the holders of Borrower's Bridge Notes evidencing amounts advanced under the Note Purchase Agreement.

              "Bridge Loan": that certain loan in an amount not to exceed Fifteen Million Dollars ($15,000,000) pursuant to the issuance by Borrower, and the purchase by initial holders thereof, of Borrower's Bridge Notes.

              "Bridge Note" or "Bridge Notes": individually and collectively, those certain Senior Secured Increasing Rate Notes due April 24, 1998 issued by Borrower in the form of EXHIBIT B, identical with each other except as to the identity of the initial purchasers and the aggregate principal amount evidenced thereby, issued by Borrower pursuant to the Note Purchase Agreement.

              "Collateral Agent": the Collateral Agent for the holders of Bridge Notes.

              "1996 Flexible Incentive Plan": the stock incentive plan of Borrower, pursuant to which options for 3,000,000 shares of common stock of Borrower may from time to time be granted or sold to key employees of Borrower and its subsidiaries in order to retain or to create an incentive for such key employees.

              "Note Purchase Agreement": individually and collectively, those certain Note Purchase Agreements in the form attached hereto as EXHIBIT C, identical with each other except as to the identity of the initial purchasers and the aggregate principal amount of Borrower's Bridge Notes to be purchased thereby, providing for the sale on their respective purchase dates of Bridge Notes to the initial purchasers named therein in an aggregate principal amount not to exceed Fifteen Million Dollars ($15,000,000).


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              "Pledgors":  Steven West, Alfred West, and Gary Bondi.

              "Voting Interests": shares of capital stock issued by a corporation, or equivalent interest in any other person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.


    3. Schedule 2.02 PAYMENT TERMS AND GOVERNING LAW is amended by deleting the definition of "Tranche 2 Initial Payment Date" and substituting in its place the following:

              "TRANCHE 2 INITIAL PAYMENT DATE": the first (1st) Business Day of the second (2nd) month to commence after the Tranche 2 First Borrowing Date.

    4 Section 2.04(b) MANDATORY PREPAYMENT is amended by deleting the text thereof in its entirety and replacing it with the following:

              MANDATORY PREPAYMENT. (i) Upon Lender's demand but at its sole option, (a) if the NTI Purchase Agreement is terminated prior to the Financing Termination Date, (b) if Borrower fails to complete all the required purchases thereunder by the Financing Termination Date, or (c) upon the occurrence of any event pursuant to which the Preferred Stock may be redeemed (other than any special optional redemption of the Preferred Stock under Section 7(a) of Article Fourth of the Amended Certificate of Incorporation), then in any such case Borrower shall immediately prepay the loans in full, including all principal, accrued interest and expenses, or
              (ii) upon Lender's demand but at its sole option, upon receipt by Borrower or any of its Subsidiaries of Net Cash Proceeds (as such term is defined in the Note Purchase Agreement on the date of this First Amendment) from any Asset Sale (other than (1) Asset Sales effected in the ordinary course of Borrower's or the applicable Subsidiary's business, and (2) Asset Sales effected since April 24, 1997, the aggregate fair value of the property and assets of Borrower and its subsidiaries subject to such Asset Sale does not exceed Two


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              Hundred Fifty Thousand Dollars ($250,000)), Borrower shall immediately prepay the loans (or such portion thereof) by an amount equal to (1) the lesser of the aggregate principal amount of all Advances then outstanding and (2) so long as any Bridge Notes are outstanding, the product of (x) Net Cash Proceeds multiplied by (y) a ratio, the numerator of which is the principal amount of all Advances then outstanding and the denominator of which is the sum of the principal amount of all Advances then outstanding plus the principal balance then outstanding under the Bridge Loan (prior to giving effect to any redemption of Borrower's Bridge Notes as a result of the Asset
              Sale), or (iii) upon Lender's demand but at its sole option, Lender may require Borrower to prepay all or any portion of the Obligations hereunder upon any repayment of principal of the Bridge Loan, if at such time there exists and is continuing (or immediately thereafter upon giving effect to such repayment there would be) a Default or Event of Default (the "MANDATORY PREPAYMENTS"). Borrower agrees that in computing Borrower's compliance with SCHEDULE 7.15 for the purpose of determining whether Borrower has complied with clause (iii) of the immediately preceding sentence in connection with a repayment of the Bridge Loan, for such period being measured, (I) in the calculation of EBITDA, proceeds received by Borrower from the receipt of money prepaid by customers for services subsequently to be rendered and from any other transaction outside the ordinary course of business that would otherwise constitute operating earnings shall be excluded from operating earnings,
              (II) in the calculation of Debt Service Coverage Ratio, Cash Flow shall be reduced by proceeds received by Borrower from the receipt of money prepaid by customers for services subsequently to be rendered (other than prepaid card services in the normal course of business) and from any other transaction outside the ordinary course of business, (III) in the calculation of Debt to net worth, Debt shall be increased by the amount of proceeds prepaid by customers for services subsequently to be rendered and from any other transaction outside the ordinary course of business creating Indebtedness of Borrower or any


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              Subsidiary, and (IV) for purposes of computing Debt Service
              Coverage Ratio, the date of such repayment of the Bridge Loan shall be treated as the last day of a fiscal quarter and for purposes of computing EBITDA, Borrower's operations from the start of the current fiscal year to the date of such repayment shall be annualized.


    5.   Article 3:  COLLATERAL AND SECURITY AGREEMENT is amended by creating
         SECTION 3.10 COVENANT TO GIVE FURTHER SECURITY, the text of which is as follows:

              3.10 COVENANT TO GIVE FURTHER SECURITY Borrower hereby agrees that, as soon as practicable, and in any event not later than May 24, 1997:

              (a) Borrower will execute and deliver to Lender a security agreement in form and substance reasonably satisfactory to Lender, pursuant to which Borrower will grant to Lender valid and perfected liens on and security interests in all of the property and assets of Borrower (whether now owned or hereafter acquired and whether or not existing on such date) with respect to which it executes a security agreement in favor of the Collateral Agent pursuant to Section 8.10 of the Note Purchase Agreement and not constituting part of the Collateral, which security interest shall a second priority lien and security interest therein, subject only to Permitted Liens and in furtherance of the foregoing, shall duly execute and deliver to Lender financing statements under the Uniform Commercial Code of all jurisdictions or such other documents that may be necessary or that Lender deems desirable in order to perfect and protect the security interest created under such security agreements, and provide Lender evidence that all actions deemed necessary or desirable by it, in order to protect and perfect the lien and security interest created under such security agreements (or the intended priority of such liens and security interest) have been taken or will be taken in accordance therewith. Lender agrees that such liens and security interests shall be automatically released upon the repayment and satisfaction of the Bridge Loan and further agrees that it shall have no right to exercise any rights or remedies with respect to such liens and security interests in connection with a mandatory prepayment upon the repayment and satisfaction of the Bridge Loan


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              required pursuant to Section 2.04(b)(iii) of the Loan Agreement as amended hereby.

              (b) Each Pledgor shall execute and deliver to Lender a Stock Pledge Agreement or an amendment to the Stock Pledge Agreement to which it is a party, in either case in form and substance reasonably satisfactory to Lender, pursuant to which such individual will grant to Lender, a valid and perfected lien on and security interest in all of the shares of capital stock of Borrower, or warrants, options or other rights for or to the purchase or acquisition from Borrower of any of such shares, that are owned or thereafter are acquired by such individual (whether or not existing on such date), and all proceeds of such shares, warrants, options or other rights, which comprise Initial Pledged Interests and Pledged Interests (as defined in the Note Purchase Agreement and Shareholder Pledge Agreements, respectively) on the date of this First Amendment pledged to the Collateral Agent as security for the Note Purchase Agreement and which is not pledged or required to be pledged to Lender under the Loan Documents, which lien and security interest shall be at least a second priority lien and security interest, subject only to the lien and security interest in such property granted to the Collateral Agent, and in furtherance of the foregoing, each such individual shall duly execute and deliver to Lender financing statements under the Uniform Commercial Code of all jurisdictions that may be necessary or that Lender deems desirable in order to perfect and protect the security interest created under such Stock Pledge Agreements or amendments thereto, and provide Lender evidence that all actions deemed necessary or desirable by it, in order to protect and perfect the lien and security interest created under such pledge agreements or amendments, have been taken or will be taken in accordance therewith.

              (c) Each of Borrower and the Collateral Agent shall have entered into an inter-creditor agreement with Lender in form and substance reasonably satisfactory to Lender (as amended, supplemented or otherwise modified in accordance with the terms thereof, the "Inter-Creditor Agreement") (a) setting forth the respective rights and responsibilities of each of Lender and the Collateral Agent so that (1) the Collateral Agent on behalf of the Bridge Lender will have a valid


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              and perfected first priority lien on and security interest in all of the Initial Note Documents Collateral, as such term is defined on the date hereof in the Note Purchase Agreement, and a valid and perfected second security lien on and interest in all of the Collateral hereunder (subject only to Permitted Liens and subordinate to the liens and security interest in such property and assets granted to Lender, pursuant to and on the terms and conditions set forth in the Loan Documents); and (2) Lender, on behalf of itself and assignees, if any, of all or any portion of the loans made pursuant to the terms of the Loan Agreement, will have a valid and perfected first priority lien on and security interest in all of the Collateral (subject, but not subordinate to, to Permitted Liens), and a valid and perfected second priority lien on and security interest in all of the Initial Note Documents Collateral (subject only to the liens and security interests of the Collateral Agent pursuant to, and on the terms and conditions set forth in, the Note Purchase Agreement and the documents executed in connection therewith), which arrangements shall be acknowledged by Borrower and (b) addressing such other matters as Lender shall reasonably request (including, without limitations, the agreement of Borrower to take all such actions to assist in effectuating such inter-creditor arrangement as are requested by the Collateral Agent and Lender therein;

              (d) Borrower will cause to be delivered to Lender signed copies of one or more favorable opinions of special or appropriate local counsel for Borrower and Alfred West, Stephen West and Gary Bondi, as Lender shall reasonably request, addressed to Lender and reasonably acceptable to it, as to the security agreements, the Stock Pledge Agreements or amendments thereto, and the Inter-Creditor Agreement referred to in paragraphs (a), (b) and
              (c) of this SECTION 3.10, respectively, being the legal, valid and binding obligations of Borrower or the applicable Pledgor, enforceable against such party in accordance with their respective terms, as to the creation and perfection (and, in the case of capital stock of Borrower or any of its Subsidiaries and intercompany Indebtedness, the priority) of the liens and security interests created or purported to be created therein and such other matters as Lender may reasonably request.




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    6.   Schedule 8.01 PERMITTED SPECIFIC INDEBTEDNESS is amended by deleting the text thereof in its entirety and replacing it with the following:

         (1) Indebtedness under that certain $350,000 "Instalment Note" made by Borrower in favor of Israel Discount Bank of New York dated July 15, 1994, and any amendments, modifications, extensions, refinancings or replacements thereto not increasing the principal indebtedness or payment terms thereof;

         (2) Indebtedness under that certain $300,000 line of credit in favor of Borrower made available by Israel Discount Bank of New York, and any amendments, modifications, extensions, refinancings or replacements thereto not increasing the principal indebtedness or payment terms thereof;

         (3) Indebtedness under that certain note in the amount of $31,316 for the purchase of computer equipment that matures in March 1999, and any amendments, modifications, extensions, refinancings or replacements thereto not increasing the principal indebtedness or payment terms thereof;

         (4) Indebtedness under that certain promissory note in the amount of $662,747 payable to the order of Sprint Communications Company, L.P., and any amendments, modifications, extensions, refinancings or replacements thereto not increasing the principal indebtedness or payment terms thereof;

         (5) Indebtedness under that certain agreement between Econophone Inc. and Private Trans-Atlantic Telecommunications System, Inc. dated December 15, 1994 ("PTAT-1 Agreement") in which Econophone Inc. will acquire and operate facilities in the PTAT-1 cable in the amount of $130,000; indebtedness under that certain amendment to the PTAT-1 Agreement dated January 18, 1995 in which Econophone Inc. will acquire and operate additional facilities in the PTAT-1 cable in the amount of $125,000; and indebtedness under that certain amendment to the PTAT-1 Agreement dated December 27, 1995 in which Econophone Inc. will acquire and operate additional facilities in the PTAT-1 cable in the amount of $224,000, and in each case any amendments, modifications, extensions, refinancings or replacements thereto in the ordinary course of business or otherwise related to the purchase of


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              additional capacity in connection with the Description of
              Business set forth in Schedule I;

         (6) Indebtedness under that certain agreement between Econophone Inc. and Private Trans-Atlantic Telecommunications System (N.J.) Inc. dated December 15, 1994 ("Backhaul Agreement") for a back-up system to the PTAT-1 Agreement in the amount of $40,000; indebtedness under that certain amendment to the Backhaul Agreement dated January 18, 1995 for additional back-up systems to the Backhaul Agreement in the amount of $40,000; and indebtedness under that certain amendment to the Backhaul Agreement dated December 27, 1995 for additional back-up systems to the Backhaul Agreement in the amount of $80,000, and in each case any amendments, modifications, extensions, refinancings or replacements thereto in the ordinary course of business or otherwise related to the purchase of additional capacity in connection with the Description of Business set forth in Schedule I;

         (7) Indebtedness under that certain lease of software equipment in the amount of $46,920, and any amendments, modifications, extensions, refinancings or replacements thereto not increasing the principal indebtedness or payment terms thereof;

         (8) Indebtedness under that certain lease of computer equipment in the amount of $65,916, and any amendments, modifications, extensions, refinancings or replacements thereto not increasing the principal indebtedness or payment terms thereof;

         (9) Indebtedness under that certain lease of office-related equipment in the amount of $41,386, and any amendments, modifications, extensions, refinancings or replacements thereto not increasing the principal indebtedness or payment terms thereof;

         (10) Indebtedness under that certain lease of computer equipment in the amount of $82,484, and any amendments, modifications, extensions, refinancings or replacements thereto not increasing the principal indebtedness or payment terms thereof;

         (11) Indebtedness under that certain lease of office equipment in the amount of $92,839, and any amendments, modifications, extensions, refinancings or replacements thereto not increasing the principal indebtedness or payment terms thereof;


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         (12) Indebtedness under that certain lease of office equipment in the amount of $17,570, and any amendments, modifications, extensions, refinancings or replacements thereto not increasing the principal indebtedness or payment terms thereof;

         (13) Any Indebtedness referenced under Schedule 4.31 of this Loan Agreement;

         (14) Any Indebtedness related to the purchase or installation of Additional Equipment or to the purchase of additional capacity in furtherance of the Business Plan of Borrower;

         (15) Any Indebtedness related to this Loan Agreement in the aggregate principal amount of $2,000,000, and any amendments, modifications, extensions, refinancings or replacements or payment terms thereto;

         (16) High Yield Notes;

         (17) During the High Yield Period, Indebtedness described on pages 20-22 of the Memorandum Draft under the heading "Limitation on Indebtedness" as permitted under the Indenture (as defined in the Memorandum Draft);

         (18) Indebtedness under the Note Purchase Agreement and the Bridge
              Notes;

         (19) Note payable to IDT in the amount of $836,620.26;

         (20) Note payable to IDT in the amount of $175,000; and


         (21) Indebtedness described in items 1, 2 and 3 of Schedule 8.10.

    7. Schedule 8.02 PERMITTED SPECIFIC ENCUMBRANCES is amended by deleting the text thereof in its entirety and replacing it with the following:

         (1)  With respect to property located in the United States:

              (a) Any purchase money security interests related to Additional Equipment;

              (b) The lien of Israel Discount Bank of New York on all of Borrower's property, equipment, inventory, fixtures, goods, products of collateral and accounts evidenced by financing


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                   statements filed at the Secretary of State's Office and the
                   City Register's Offices of New York and Kings Counties on September 9, 1993, September 28, 1993 and September 10, 1993, respectively.

              (c) The lien of Primex Leasing Corporation on the Borrower's Quikcard Thermal Transfer Printer evidenced by financing statements filed at the Secretary of State's office and the City Registers' Office of Kings County on January 26, 1995 and January 18, 1995, respectively;

              (d) The lien of Sprint Communication L.P. on all accounts receivable and proceeds of Borrower evidenced by a financing statement filed at the Secretary of State's Office on January 12, 1993;

              (e) The lien of Master Lease Division of Tokai on Borrower's lease of computer equipment evidenced by financing statements filed at the Secretary of State's Office and the City Registers' Office of New York County on April 1, 1996 and April 9, 1996, respectively;

              (f) The lien of FINOVA Capital Corporation on certain office equipment leased by Borrower evidenced by financing statements filed at the Secretary of State's Office and the City Registers' Office of Kings County on January 24, 1996 and January 26, 1996, respectively;

              (g) The lien of Canon Financial Services, Inc. on Borrower's lease of office equipment evidenced by a financing statement filed at the Secretary of State's Office and the City Registers' Office of Kings County on March 20, 1996 and March 21, 1996, respectively; and

              (h) The lien of Pitney Bowes Credit Corporation on Borrower's lease of office-related equipment evidenced by a financing statement filed at the Secretary of State's office on January 16, 1996.

              (i) Liens securing the Bridge Notes, provided that Lender and the Collateral Agent have entered into the Intercreditor Agreement in form and substance satisfactory to Lender on or before May 24, 1997.



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         (2)  With respect to Collateral located in London, England, Brussels,
              Belgium, and Paris, France:

              (a) A Lien in favor of the Collateral Agent securing the Bridge Notes, provided that such Lien is subordinate to the Liens in favor of Lender therein and Lender and the Collateral Agent has executed the Intercreditor Agreement in form and substance satisfactory to Lender on or before May 24, 1997.

         (3) During the High Yield Period, encumbrances described on page 72 of the Memorandum Draft under the heading "Limitation on Liens" as permitted by the Indenture (as defined in the Memorandum Draft), provided that no such encumbrances are on Collateral.

    8. Section 7.01(c) COMPLIANCE CERTIFICATE is amended by deleting the text thereof in its entirety and replacing it with the following:

         (c) COMPLIANCE CERTIFICATES. Within sixty (60) days after the end of each Calendar Quarter, Borrower shall deliver to Lender a certificate dated as of the end of such period, signed on behalf of Borrower by a Responsible Officer of Borrower: (i) stating that as of the date thereof no Event of Default has occurred and is continuing or exists, or if an Event of Default has occurred and is continuing or exists, specifying in detail the nature and period of existence thereof and any action with respect thereto taken or contemplated to be taken by Borrower; (ii) stating that the signer has personally reviewed this Agreement and that such certificate is based on an examination made by or under the supervision of the signer sufficient to assure that such certificate is accurate; (iii) calculating and certifying Borrower's compliance with the financial covenants set forth in
              SECTION 7.15 hereof; (iv) certifying an attached aging schedule of Borrower's accounts receivables and trade payables for the period then ended; and (v) (1) listing the name of each Owner of Borrower and the number of shares or other indicia of ownership held by such Owner (including in such list the name and amount of options, warrants, rights of conversion or other ownership right), provided that Borrower need not identify by name Owners whose ownership positions is less than five percent (5%) of the voting shares of any class of securities or the beneficial owners of Investor


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              and (2) calculating and certifying that Borrower is in compliance with the requirements of SECTION 8.15.

    9. Section 7.01 REPORTING AND INFORMATION REQUIREMENTS is amended by creating a Section 7.01(d) COMPLIANCE WITH BRIDGE LOAN REPORTING REQUIREMENTS, the text of which is as follows:

              Borrower shall immediately deliver to Lender a copy of all reports, documents, notices, and communications delivered to, or received from, Bridge Lender under the terms of, or in connection with the Note Purchase Agreement, including, without limitation,
              Section 8.1 thereof.

    10. Section 7.07 INSURANCE is amended by deleting the text of Section 7.07(a) in its entirety and replacing it with the following:


         (a) Borrower shall provide and maintain and cause to be maintained at all times insurance in such forms and covering such risks and hazards and in such amounts and with an insurance corporation with a Best Rating of "A-" or above, licensed to do business in the states where the Equipment and the Borrower are located, as may be reasonably satisfactory to Lender, as shown on SCHEDULE
              7.07 hereto, and otherwise as may be required by the Security Documents.

    11. Schedule 7.15 FINANCIAL COVENANTS is amended by deleting the text thereof in its entirety and replacing it with the following:

         (a) DEBT SERVICE COVERAGE RATIO. Borrower shall maintain a Debt Service Coverage Ratio for the fiscal quarter ending June 30, 1997, and each fiscal quarter thereafter through the fiscal quarter ended December 31, 1999, of not less than 1.10 to 1.00, and for each fiscal quarter thereafter of not less than 1.25 to
              1.00. For purposes of calculating Cash Flow for computation of Debt Service Coverage Ratio, Borrower shall be entitled to include (i) proceeds received from the sale of any equity interest not required to be redeemed during the term of this Agreement, (ii) amounts drawn under the Note Purchase Agreement during such period and not repaid and unless the conditions of
              Section 4 of the Note Purchase Agreement cannot be satisfied as of the date of any requested borrowing thereunder, amounts undrawn


                                          13
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              that remain available to Borrower under the Note Purchase
              Agreement as of the end of such period and (iii) proceeds of any Indebtedness which does not require principal payments on or prior to, or within one year after, the Tranche 2 Maturity Date.

         (b) MINIMUM CASH BALANCE. Commencing May 1, 1997, Borrower shall maintain at all times a Cash balance of not less than $1,500,000, provided that unless the conditions of Section 4 of the Note Purchase Agreement cannot be satisfied as of the date of any requested borrowing thereunder, Borrower may satisfy up to $500,000 of this required balance with amounts undrawn that remain available to Borrower under the Note Purchase Agreement.

         (c) EBITDA. Borrower's EBITDA shall not be less than: for the fiscal year ending December 31, 1997, ($7,500,000); for the fiscal year ending December 31, 1998, ($5,000,000); for the fiscal year ending December 31, 1999, $3,000,000; for the fiscal year ending December 31, 2000, $10,000,000; and for the fiscal year ending December 31, 2001, $10,000,000.

         (d) DEBT TO NET WORTH RATIO. Borrower shall maintain, except during the High Yield Period, a ratio of Indebtedness to net worth (calculated in accordance with GAAP but excluding from the calculation of Indebtedness (i) Subordinated Indebtedness and (ii) any Indebtedness which does not require principal payments on or prior to, or within one year after, the Tranche 2 Maturity Date) of not greater than 3.00 to 1.00 for the fiscal quarter ending March 31, 1997, and for each fiscal quarter thereafter. For purposes of this calculation, the Preferred Stock shall not be included as debt of Borrower.

    11. Section 8.15 ISSUANCE OF ADDITIONAL CAPITAL STOCK is amended by deleting the text thereof in its entirety and replacing it with the following:

    Issue or sell or enter into any agreement or arrangement for the issuance and sale of any shares of its capital stock (or other ownership or profit interest therein), any securities convertible into or exchangeable for shares of its capital stock (or other ownership or profit interest therein) for any warrants, options or other rights for or to the purchase or acquisition of any shares of its capital stock (or any ownership or profit interests therein), except for (1) transfers and replacements of outstanding shares of capital stock of Borrower; (2) the issuance and sale of shares of common stock of Borrower to the holders of the Preferred Stock upon any conversion thereof in accordance with the terms of Section 10.01 of Article Fourth of the Amended Certificate of Incorporation of Borrower; and (3) the issuance and sale of shares of common stock of Borrower or options to acquire such


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

    shares pursuant to, and in accordance with the terms of, the 1996 Flexible Incentive Plan; provided, however, this restriction shall not be applicable for so long as Lender has a first priority, perfected Lien pursuant to one or more agreements substantially in the form of the Stock Pledge Agreement on (i) 51% or more of the combined voting power of all outstanding Voting Interests of Borrower as of the date of this First Amendment, and (ii) 40% or more of the economic value of all shares of capital stock of Borrower (excluding the Preferred Stock), all of the warrants, options or other rights for or to the purchase or acquisition from Borrower of shares of capital stock of Borrower, and all of the other ownership or profit interests of Borrower, whether voting or non-voting, and whether or not such shares, warrants, options, right or other interests are authorized or otherwise existing on the date of this First Amendment. Borrower shall not without Lender's prior written consent, issue any capital stock or other ownership interests in Borrower that would cause a default under any Second Amended and Restated Stock Pledge Agreement, as the same may be further amended, restated or supplemented from time to time.

    12. Article 8 NEGATIVE COVENANT is hereby amended by creating Section 8.16 Repayment of Bridge Loan, the text of which is as follows:

         8.16 REPAYMENT OF BRIDGE LOAN. (a) Make any repayment of principal under the Bridge Loan, whether at maturity, by redemption or otherwise, without delivering to Lender at least five (5) days in advance of such payment a certificate, signed on behalf of Borrower by a Responsible Officer of Borrower stating that the Responsible Officer has personally reviewed this Agreement and that such certificate is based on an examination made by or under the supervision of the Responsible Officer sufficient to assure that such certificate is accurate and (i) setting forth the date for and the amount of the scheduled payment of principal, (ii) calculating and certifying Borrower's compliance or noncompliance with the financial covenants set forth in SECTION 7.15 hereof immediately before, and after giving effect to, the proposed payment of principal of the Bridge Loan, and
    (iii) certifying whether as of the date thereof any Default or Event of Default has occurred and is continuing, and whether upon giving effect to such repayment any Default or Event of Default will have occurred and be continuing.

    (b)  Borrower agrees that in computing Borrower's compliance with SCHEDULE
    7.15 for the purpose of determining whether an Event of Default or Default exists (or thereafter would exist), for such period being measured, (i) in the calculation of EBITDA, proceeds received by Borrower from the receipt of money prepaid by customers for services subsequently to be rendered and from any other transaction outside the ordinary course of business that would otherwise constitute operating earnings shall be excluded from operating earnings, (ii) in the calculation of Debt Service Coverage Ratio, Cash Flow shall be reduced by proceeds received by Borrower from the receipt of money prepaid by customers for services subsequently to be rendered (other than prepaid card services in the normal course of business) and from any other transaction outside the ordinary course of business, (iii) in the calculation of Debt to net worth, Debt shall be increased by the amount of proceeds prepaid by customers for services subsequently to be rendered and from any other transaction outside the ordinary course of business creating Indebtedness of Borrower or any Subsidiary, and (iv) for purposes of computation of Borrower's Debt Service Coverage Ratio, the date of such repayment shall be treated as the last day of a fiscal quarter and for purposes of computing EBITDA, Borrower's statements to the date of such repayment shall be annualized on a pro forma basis).

    13. MISCELLANEOUS. Terms not otherwise defined in this First Amendment have the meanings ascribed to them in the Loan Agreement. Except to the extent expressly varied hereby, the remaining terms and conditions of the Loan Agreement remain in full force and effect. This First Amendment shall be governed by and construed in accordance with the laws of the State of New York.

    IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed and delivered by its duly authorized officers, all as of the day and year first above written.



                             ECONOPHONE, INC.
                             BORROWER



                             By:
                                ---------------------------
                             Title:
                                   ------------------------


                             AMERICAN TELEMEDIA, LTD.



                             By:
                                ---------------------------
                             Title:
                                   ------------------------



                             NTFC CAPITAL CORPORATION
                             LENDER



                             By:
                                ---------------------------
                             Title:
                                   ------------------------




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